FORM 8-K
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549




             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


                     Date of  Report:   March 11, 1997


                             MAXXAM GROUP INC.
           (Exact name of Registrant as Specified in its Charter)



                                  DELAWARE
               (State or other jurisdiction of incorporation)



                                   1-8857
                          (Commission File Number)



                                 13-1310680
                  (I.R.S. Employer Identification Number)




  5847 SAN FELIPE, SUITE 2600                   77057
        HOUSTON, TEXAS                       (Zip Code)
     (Address of Principal
      Executive Offices)



     Registrant's telephone number, including area code: (713) 975-7600


ITEM 5.   OTHER EVENTS

          On September 28, 1996, MAXXAM Inc. ("MAXXAM," the indirect parent of the Registrant) and The Pacific Lumber Company (the principal forest products subsidiary of the Registrant), on behalf of itself, its subsidiaries and its affiliates ("Pacific Lumber," and together with MAXXAM, the "Pacific Lumber Parties") entered into an agreement (the "Headwaters Agreement") providing the framework for acquisition by the United States and California of approximately 5,600 acres of Pacific Lumber's timberlands. As part of the Headwaters Agreement, the Pacific Lumber Parties agreed to a moratorium on certain logging operations, including salvage logging (the "Moratorium"). The Moratorium was to terminate if by July 28, 1997 various closing conditions had not been met.

          On March 11, 1997, the Pacific Lumber Parties agreed to amend the Headwaters Agreement to extend the period of time during which these closing conditions must be met to February 17, 1998. The extension is, however, subject to the achievement of certain milestones toward completion of the Headwaters Agreement. The parties have agreed to execute an amendment to the Headwaters Agreement evidencing these modifications.




                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MAXXAM GROUP INC.
                                                    (Registrant)



Date:  March 12, 1997                   By:  /s/ PAUL N. SCHWARTZ
                                           --------------------------------
                                                  Paul N. Schwartz
                                                   Vice President